UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 24, 2010
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 24, 2010, California Water Service Group (the “Company”) learned that Dr. Edward D. Harris, Jr., a member of the Company’s Board of Directors (the “Board”), passed away. At this time, the Board is not nominating a replacement director to stand for election at the Company’s 2010 Annual Meeting of Stockholders, scheduled for May 25, 2010, and has reduced the size of the Board from nine to eight directors, effective May 24, 2010.
     Other than Dr. Harris, the eight nominees named in the Proxy Statement dated April 7, 2010 will stand for election to the Board at the 2010 Annual Meeting of Stockholders. There are no changes to the proxy card included with the Proxy Statement. Any votes that were submitted with instructions to vote for all of the Board’s nominees will be voted for the remaining eight nominees. Any votes submitted with instructions to vote for, or cumulate votes for, Dr. Harris will be disregarded. For stockholders that have already delivered a proxy or voted and do not wish to change their proxy instructions or votes, no action is necessary. Stockholders that wish to change their votes should follow the instructions included in the Proxy Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: May 24, 2010	By:	/s/ Martin A. Kropelnicki
		Name:	Martin A. Kropelnicki
		Title:	Vice President, Chief Financial Officer & Treasurer